UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2009

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, Massachusetts	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +1 508 739 0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2009, HeartWare International, Inc. (the “Company”) announced that it has entered into certain Securities Purchase Agreements (the “Purchase Agreements”) separately with a number of institutional and sophisticated investors for the private placement of the Company’s shares of common stock (the “Private Placement”).  Pursuant to the Purchase Agreements, the Company will sell approximately 2.5 million shares of its common stock to the investors party thereto for aggregate gross proceeds of approximately $55 million at an issue price of $22.00 per share.  The placement agent for the transaction received a placement fee of approximately 2% of the gross proceeds received by the Company.

The Purchase Agreements obligate the Company to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of shares of common stock issued to investors under the Purchase Agreements.  Further, the Company’s obligation to issue 1.39 million shares of common stock in the Private Placement is conditioned upon obtaining shareholder approval as required under the Nasdaq Stock Market Rules and the Australian Securities Exchange Listing Rules.  The meeting of shareholders will be scheduled for a date prior to December 15, 2009.  A form of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Private Placement was conducted pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D, as promulgated by the SEC under the Securities Act, and Rule 903 of Regulation S, as promulgated by the SEC under the Securities Act.

Item 7.01 Regulation FD Disclosure

The Company expects to use the proceeds from the Private Placement for the furtherance of its clinical and commercial roll-out of the HeartWare HVAD and its pipeline of future pumps, but may change the use of proceeds in its sole discretion, from time to time.

The Company is also considering offering to certain Australian investors (the “Australian Offering”) the opportunity to participate in the Private Placement at the same price as referred to above.  The Company expects to raise an additional US$5 million in the Australian Offering.

The closing of the Private Placement is not conditioned upon the closing of the Australian Offering, if any, and the closing of the Australian Offering, if any, is not conditioned upon the Private Placement.

A copy of the press release announcing the Private Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Securities Purchase Agreement (the Company entered into separate Securities Purchase Agreements with the investors in substantially the same form set forth in Exhibit 10.1)

99.1	HeartWare International, Inc. press release dated August 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: August 10, 2009	By:	/s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer